UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2020

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-13301	88-0168936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2020, the Board of Directors of RF Industries, Ltd., a Nevada corporation (the “Company”), amended Article II, Section 1 of the Company’s Amended and Restated Bylaws, effective immediately, to permit meetings of stockholders to be held by means of remote communication as authorized by Section 78.320 of the Revised Nevada Statutes. As amended, Article II, Section 1 reads as follows:

Section 1. All meetings of the stockholders shall be held at any place within or outside the State of Nevada as shall be designated from time to time by the Board of Directors. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 78.320 of the Revised Nevada Statutes. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

The Company’s Amended and Restated Bylaws reflecting these amendments are filed with this report as Exhibit 3.4, and the above description is qualified by reference to that document.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

3.4 Amended and Restated Bylaws of RF Industries, Ltd., effective as of March 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 19, 2020	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer